Exhibit 1

                             JOINT FILING AGREEMENT



                  Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Cardiothoracic Systems, Inc. or any subsequent acquisitions or dispositions of equity securities of Cardiothoracic Systems, Inc. by any of the undersigned.

Date:  July 25, 1996

                                         VERTICAL FUND ASSOCIATES, L.P.
                                         BY: THE VERTICAL GROUP, L.P.
                                             General Partner



                                         By: /s/ John E. Runnells
                                             -------------------------------
                                             John E. Runnells
                                             General Partner

                                         VERTICAL LIFE SCIENCES, L.P.
                                         BY: THE VERTICAL GROUP, L.P.
                                             General Partner


                                        By: /s/ John E. Runnells
                                            -------------------------------
                                            John E. Runnells
                                            General Partner




                                            /s/ Stephen D. Baksa
                                           --------------------------------
                                           Stephen D. Baksa